
                                  NSAR ITEM 77O
                    VK California Value Municipal Income Fund
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING              PURCHASED FROM     AMOUNT OF SHARES    % OF UNDERWRITING    DATE OF PURCHASE
                                                                             PURCHASED


         1          Virgin Island Public Financing      PaineWebber          3,000,000              1.005%            11/10/99
         2                L.A. DWAP Elec. Rev           J.P. Morgan          2,000,000              0.594%            02/16/00



Underwriting Participants:

Underwriters for #1                       Underwriters for #2
-------------------                       -------------------
Morgan Stanley & Co. Incorporated         Goldman, Sachs & Co.
Roosevelt & Cross                         Bear, Stearns & Co. Inc.
                                          PaineWebber
                                          Bank of America
                                          EJ Dela Rosa
                                          Merrill Lynch & Co.
                                          Morgan Stanley & Co. Incorporated
                                          Salomon Smith Barney
                                          Muriel Siebert & Co.